UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2010

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10.1

Item 1.01. Entry into a Material Definitive Agreement.
PHH Mortgage Corporation (“PHH Mortgage”), a wholly owned subsidiary of PHH Corporation (“we”, “us” or the “Company”), has entered into a letter agreement with Fannie Mae dated December 16, 2010 (the “Committed Funding Letter Agreement”). Subject to compliance with its terms and conditions and provided no termination event has occurred pursuant to which Fannie Mae has exercised its right to terminate the Committed Funding Letter Agreement, the Committed Funding Letter Agreement commits Fannie Mae to accept sale and delivery and to purchase from PHH Mortgage mortgage loans and pools of mortgage loans pursuant to Fannie Mae’s “As Soon as Pooled” (“ASAP”) and “As Soon as Pooled Plus” (“ASAP Plus”) early funding programs from time to time during the term of the Committed Funding Letter Agreement. Fannie Mae shall not be committed to purchase mortgage loans or pools of mortgage loans from PHH Mortgage to the extent that, after giving effect to the purchase thereof, the aggregate unpaid principal balance of mortgage loans and pools of mortgage loans considered to be Pending (as defined in the Committed Funding Letter Agreement) under PHH Mortgage’s ASAP and ASAP Plus agreements with Fannie Mae would exceed $1 billion. Subject to Fannie Mae’s and PHH Mortgage’s early termination rights, the Committed Funding Letter Agreement is scheduled to terminate on December 16, 2011. The incremental funding provided by the Committed Funding Letter Agreement is in addition to the uncommitted variable-rate mortgage funding arrangements that PHH Mortgage maintains with Fannie Mae.
The foregoing description of the Committed Funding Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Committed Funding Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference in its entirety.
As a Fannie Mae approved seller and servicer, PHH Mortgage sells a substantial portion of the mortgage loans it originates to Fannie Mae and generally retains mortgage servicing rights in respect of such loans. During the nine months ended September 30, 2010, 96% of the Company’s mortgage loan sales were to Fannie Mae, Freddie Mac, and loan sales to other investors guaranteed by the Government National Mortgage Association. During the nine months ended September 30, 2010, the Company retained mortgage servicing rights on approximately 97% of mortgage loans sold.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Termination of Inactive Compensation-Related Plans
On December 16, 2010, the Company’s Board of Directors (the “Board”), upon the recommendation of the Human Capital and Compensation Committee of the Board, terminated, or in the case of the Officer Deferred Compensation Plan (defined below) authorized and directed the termination of, the PHH Corporation Employee Stock Purchase Plan (the “ESPP”), the PHH Corporation Savings Restoration Plan (the “Savings Restoration Plan”), the PHH Corporation Officer Deferred Compensation Plan (the “Officer Deferred Compensation Plan”), the PHH Corporation Non-Employee Directors Deferred Compensation Plan (the “Directors Deferred Compensation Plan”) and the PHH Corporation Executive Deferred Compensation Plan, as amended (the “Executive Deferred Compensation Plan,” and together with the ESPP, the Savings Restoration Plan, the Directors Deferred Compensation Plan and the Officer Deferred Compensation Plan, collectively, the “Inactive Plans”).
As of December 16, 2010, there were no participants or assets held in the Inactive Plans and no payments or distributions were made in connection with the termination of the Inactive Plans. The Inactive Plans were dormant legacy plans that were adopted prior to the Company’s spin-off from Cendant Corporation (now known as Avis Budget Group, Inc.).

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Letter Agreement between Fannie Mae and PHH Mortgage Corporation dated December 16, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel & Secretary

Dated: December 22, 2010